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                                   EXHIBIT 23

                          Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Oxford Health Plans, Inc. for the registration of up to 8,350,000 shares of Oxford Health Plans, Inc. common stock of our report dated January 25, 2002 (except Note 21, as to which the date is February 14, 2002), with respect to the audited consolidated financial statements of Oxford Health Plans, Inc. included in its Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP


New York, New York
September 30, 2002